UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 18, 2013 (June 18, 2013)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On June 18, 2013, Rite Aid Corporation (the “Company”) announced the terms of an offering (the “Notes Offering”) of $810.0 million aggregate principal amount of 6.75% Senior Notes due 2021 (the “New Notes”).  The size of the offering is $410.0 million more than previously announced.  The New Notes will be unsecured, unsubordinated obligations of the Company and will be guaranteed by substantially all of the Company’s subsidiaries. The Notes Offering is expected to close on July 2, 2013, subject to customary closing conditions.

On June 18, 2013, the Company also announced the commencement of a cash tender offer (the “Tender Offer”) for any and all of its outstanding 9.5% Senior Notes due 2017 (CUSIP NOS.: 767754BT0 and 767754BR4; ISIN NO.: USU76659AN83) (the “Old Notes”). As part of the Tender Offer, the Company is soliciting consents (the “Consent Solicitation”) from the holders of the Old Notes for certain proposed amendments that would eliminate or modify certain restrictive covenants and events of default and other provisions contained in the indenture governing the Old Notes. The Company expects to call for redemption any Old Notes that remain outstanding following the Tender Offer and Consent Solicitation in accordance with their terms.

The Company intends to use the net proceeds of the Notes Offering, together with available cash and/or borrowings under the Company’s revolving credit facility, to fund the Tender Offer and Consent Solicitation and any redemption of Old Notes that remain outstanding following the Tender Offer and Consent Solicitation.

A copy of the press release announcing the upsize and pricing of the Notes Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  A copy of the press release announcing the Tender Offer and Consent Solicitation, and which describes the Tender Offer and Consent Solicitation in greater detail, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The New Notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Old Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release announcing the upsize and pricing of the Notes Offering, dated June 18, 2013.

99.2	Press Release announcing the commencement of the Tender Offer and Consent Solicitation, dated June 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RITE AID CORPORATION

Dated: June 18, 2013	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release announcing the upsize and pricing of the Notes Offering, dated June 18, 2013.

99.2	Press Release announcing the commencement of the Tender Offer and Consent Solicitation, dated June 18, 2013.